Exhibit 10.33

English Translation

Annex 4

Contract No.:

Commodity Financing Pledge Contract

Pledgor (Party A): CEEG (Nanjing) PV-tech Co., Ltd.

Domicile (address): 123 Focheng West Road, Jiangning Economic & Technological Development Zone, Nanjing

Legal representative: Lu Tingxiu

Pledgee (Party B): Industrial and Commercial Bank of China Co., Ltd. Nanjing Hanfu Branch

Domicile (address): 404 Zhongshan East Road

Legal representative (responsible person): Wang Xing

Contents

Article 1 Party A’s Representations and Warranties

Article 2 Types and Amount of Principal Claim Secured

Article 3 Time Limit for the Debtor under the Master Contract to Perform its Debts

Article 4 Scope of Guaranty of Pledge

Article 5 Pledged Property

Article 6 Handover and Supervision of Pledged Property

Article 7 Realization of Right of Pledge

Article 8 Custody and Depositing

Article 9 Insurance

Article 10 Party A’s Rights and Obligations

Article 11 Party B’s Rights and Obligations

Article 12 Defaulting Liability

Article 13 Effectiveness, Change, Termination and Expiry

Article 14 Settlement of Disputes

Article 15 Other Matters Stipulated by the Parties

Article 16 Annexes

Article 17 Supplementary Provisions

In order to ensure that the Debtor’s (as defined below) obligations under the No.                      Working Capital Borrowing Contract (hereinafter referred to as “Master Contract”) signed by and between CEEG (Nanjing) PV-Tech Co., Ltd. (“Debtor”) and Party B (“Creditor”) on and as of                      are effectively performed, Party A is willing to provide guaranty of pledge for Party B. In accordance with the “Contract Law of the People’s Republic of China”, “Guaranty Law of the People’s Republic of China” and other relevant laws and regulations, Party A and Party B, abiding by the principle of equality and through negotiations, hereby enter into this Contract in order to define their respective rights and obligations, on and subject to the terms and conditions as set forth below.

Article 1 Party A’s Representations and Warranties

1.1 Party A is the full, valid and lawful owners of the pledged property under this Contract and the pledged property is free of title or management right disputes.

1.2 The rendering of guaranty of pledge by Party A is of its own accord and all declarations of intention under this Contract are true.

1.3 The pledged property under this Contract can be pledged without any restriction in accordance with law.

1.4 Party A has made an adequate and reasonable written description of the defects of the pledged property under this Contract.

1.5 No disposal (e.g. mortgage, pledge, donation or transfer) has been set for the pledged property under this Contract before this Contract is signed.

1.6 When the Debtor fails to perform its debts in according with the provisions of the Master Contract, whether Party B has other guaranties (including, but not limited to, guarantee, mortgage, pledge, bank letter of guarantee, standby L/C, etc) over the claims under the Master Contract or not, Party B is entitled to directly request Party A to undertake the guaranty liability within its guaranty scope, and Party A waives right of defense in connection therewith.

Article 2 Types and Amount of Principal Claim Secured

2.1 The principal claim secured under this Contract is the financing amount under the Master Contract less the security deposit for Party B paid by the Debtor, with an amount of (currency and amount in words) (hereinafter referred to as “the Principal”).

Article 3 Time Limit for the Debtor under the Master Contract to Perform its Debts

3.1 The time limit for the Debtor under the Master Contract to perform its debts is from January 26, 2007 to January 25, 2008. Any change, if any, is subject to the Mater Contract.

Article 4 Scope of Guaranty of Pledge

4.1 The scope of Party A’s guaranty of pledge includes: financing principal, interest, penalty interest, compound interest, liquidated damages, compensation, custody expenses, lawyer’s expenses occurring to Party B in realizing creditor’s right and right of pledge and all other expenses payable under the Master Contract.

Article 5 Pledged Property

5.1 Both parties agree that the pledged property under this Contract is entrusted to Jiangsu Yuanli Ruide Assets Supervision Co., Ltd. (hereinafter referred to as “Supervisor”) for supervision and the Supervisor issues relevant custody voucher. The information on the pledged property is detailed in the “Warehouse Receipt Special for Personal Property Pledge” (or “List of Pledged Property”) in the “Commodity Financing Pledge Supervision Agreement”).

5.2 At pledging, both parties agree upon the value of the pledged property according to market situation. This provision is used to calculate the pledge ratio of pledged warehouse receipt, not used as the valuation basis for the disposal of pledged property by Party B and does not constitute any limitation on Party B’s exercise of right of pledge.

5.3 Pledge ratio of pledged warehouse receipt = total financing principal and interest/market value of pledged property (if security deposit is paid, it is deducted from total financing principal and interest when pledge ratio is calculated). The pledge ratio when the pledged property under this Contract is pledged is             %.

Within the duration of right of pledge, Party B is entitled to change the market value of pledged property depending on the market price change of pledged property. If pledge ratio rises to 70%, Party A shall, within five (5) workdays after receiving Party B’s written notice, provide additional pledged property or pay security deposit so that pledge ratio is restored to the pledge ratio at pledging. Otherwise, Party B is entitled to dispose of pledged property according to the provisions of the Master Contract and be first compensated with the proceeds from such disposal, or deposit the proceeds as the security deposit for the debts under the Master Contract. If pledge ratio reaches 80%, Party B is entitled to directly dispose of pledged property and be first compensated with the proceeds from such disposal, or deposit the proceeds as the security deposit for the debts under the Master Contract.

Article 6 Handover and Supervision of Pledged Property

6.1 The handover procedures of the pledged property under this Contract shall be specified in the “Commodity Financing Pledge Supervision Agreement” signed by and among Party A, Party B and the Supervisor. Party A and Party B shall jointly issue a “Pledge Notice” to the Supervisor and the Supervisor issues relevant custody voucher after confirming consistency with physical goods. The expenses arising from the warehousing and supervision of pledged property as well as method of payment are specified in the “Commodity Financing Pledge Supervision Agreement”.

6.2 The “Warehouse Receipt Special for Personal Property Pledge” (or “List of Pledged Property”) of the pledged property under this Contract will be issued by the Supervisor directly to Party B. The ownership certificate, invoice and other relevant materials of pledged property will be kept by Party B upon confirmation by Party A and Party B.

6.3 When the Debtor under the Master Contract performs its debts upon expiry of debt performance term or Party A liquidates the claim secured in advance, Party B shall timely inform the Supervisor in writing to discharge supervision of pledge. The Supervisor shall return the pledged property to Party A in accordance with the “Commodity Financing Pledge Supervision Agreement”.

Article 7 Realization of Right of Pledge

7.1 Where debts are not repaid when principal debt performance term expires or Party B declares that debts are due in advance according to the provisions of the Master Contract or this Contract, Party B is entitled to directly auction or sell the pledged property and be first compensated with the proceeds from such disposal, or through negotiations with Party A, convert pledged property into money at discount to cover the outstanding debts of the Debtor under the Master Contract. Party A waives right of defense in connection therewith.

7.2 When Party B disposes of pledged property according to the provisions of this Contract, Party A shall render its coordination and not set any barrier.

7.3 The effect of right of pledge under this Contract shall be extended to fruits from pledged property as well as insurance compensation, compensation and indemnity arising from the damage, loss or expropriation of pledged property.

Article 8 Custody and Depositing

8.1 If Party B fails to put pledged property under good custody, thus resulting in loss or damage to pledged property, Party A may request Party B to place pledged property in escrow, with expenses to be borne by Party A.

8.2 If it is possible that the pledged property provided by Party A is damaged or devaluated considerably, to the extent being sufficient to jeopardize Party B’s rights, and Party A refuses to provide a corresponding guaranty, Party B is entitled to auction or sell pledged property to realize all the claims secured under the Master Contract with the proceeds from such disposal in advance, or have pledged property deposited with a third party as agreed upon by both parties, with depositing expenses to be borne by Party A.

Article 9 Insurance

9.1 Before pledged property is handed over to the Supervisor and the “Warehouse Receipt Special for Personal Property Pledge” (or “List of Pledged Property”) is issued, Party A shall handle the basic insurance and additional ____ insurance procedures of the property insurance of pledged property with relevant insurance institution. The term of insurance shall not be shorter than the expiry date of principal debts and amount of insurance shall not be less than the debt principal and interest under the Master Contract.

9.2 Party A shall expressly indicate in insurance policy: when an insured accident occurs, Party B shall be the first beneficiary. Insurance policy shall not contain the clauses limiting Party B’s rights and interests. Insurance policy shall be kept by Party B. Once an insured accident occurs, the insurer shall directly pay insurance compensation to the account designated by Party B. Where the Debtor has performed the debts under the Master Contract before an insurance accident occurs, Party B shall return such insurance policy to Party A.

9.3 Within the valid term of this Contract, Party A shall not interrupt or withdraw insurance for whatever reason. In case of insurance interruption, Party B is entitled to handle insurance procedures on behalf of Party A, with any and all expenses arising therefrom to be borne by Party A.

9.4 As for insurance compensation, Party A agrees that Party B is entitled to adopt any of the following ways, and Party A shall assist Party B in handling relevant procedures:

1) Liquidate or prematurely liquidate the debt principal, interest and relevant expenses under the Master Contract;

2) Convert insurance compensation into time deposit, with certificate of deposit to be used for pledge purpose;

3) With Party B’s consent, use insurance compensation to repair pledged property so as to restore the value of pledged property;

4) Have insurance compensation deposited with the third party designated by Party B;

5) After Party A provides the new guaranty meeting Party B’s requirements, Party B can dispose of insurance compensation at its own discretion.

Article 10 Party A’s Rights and Obligations

10.1 Should any of the following situations occur with Party A, Party A shall give a written notice to Party B:

10.1.1 Party A’s operation mechanism changes, e.g. contracting, lease, pooling, merger, division, joint-stock reorganization or establishment of an equity joint venture or a contractual joint venture with foreign party;

10.1.2 Party A’s business scope, registered capital or equity changes;

10.1.3 Party A is involved in any significant economic dispute;

10.1.4 An ownership dispute occurs to pledged property;

10.1.5 Party A goes bankrupt, is wound up or dissolved or its business is stopped for internal rectification or its business license is revoked;

10.1.6 Party A’s domicile, telephone number, legal representative, etc change.

10.2 In case the situations as set forth in Articles 10.1.1 and 10.1.2 occur with Party A, Party A shall inform Party B no later than 30 days in advance; in case the other situations in Article 10.1 hereof occur with Party A, Party A shall inform Party B within 3 days thereafter.

10.3 Within the valid term of this Contract, Party A shall not donate, transfer or otherwise dispose of the pledged property under this Contract.

10.4 Party A shall bear the relevant expenses under this Contract, including, without limitation, lawyer’s service, appraisal, inspection, valuation, warehousing, supervision, transaction and legal expenses.

10.5 Where Party A’s behavior suffices to devaluating pledged property, Party A shall stop such behavior. Where pledged property is devaluated, Party A is obliged to restore the value of pledged property, or provide a guaranty corresponding to value reduction.

10.6 Within the duration of right of pledge, if the pledged property is devaluated, damaged or lost due to the behavior of a third person, the compensation thus obtained shall be deposited at the account designated by Party B. In the event that Party A fails to provide the new guaranty acceptable to Party A, Party A agrees that Party B uses such compensation to guarantee the performance of the principal claim. In addition, the portion of pledged property which is not devaluated is still used as the guaranty for claim. Where Party A provides the new guaranty acceptable to Party B, Party B shall refund the compensation to Party A.

10.7 When Party B’s right of pledge is infringed or likely to be infringed by any third party, Party A is obliged to forthwith inform Party B and assist Party B in escaping from such infringement.

10.8 Where Party B and the Debtor under the Master Contract agree to change the Master Contract, Party A’s consent may not be obtained, unless the change involves the extension of time limit or increase of financing amount. Party A still undertakes the guaranty responsibility within the scope of guaranty of pledge as set forth in this Contract.

10.9 After this Contract becomes effective, where Party B transfers the principal claim to any third person in accordance with law, Party A still undertakes the guaranty responsibility within the original scope of guaranty of pledge.

10.10 After the Debtor under the Master Contract liquidates all its debts under the Master Contract, Party A will not undertake the guaranty responsibility. Where the liquidation by the Debtor under the Master Contract is held to be invalid by the judicial body, Party A shall continue to undertake the guaranty responsibility within the original scope of guaranty of pledge.

10.11 Without Party B’s written consent, Party A shall not transfer all or part of its rights or obligations under this Contract.

Article 11 Party B’s Rights and Obligations

11.1 Should any of the following situations occur, Party B is entitled to dispose of pledged property in advance and be first compensated with the proceeds resulting therefrom:

11.1.1 Under the premise that the principal debts under the pledge contract have occurred in part or in whole and not been fully performed, the Master Contract is terminated according to its provisions or the stipulations of laws;

11.1.2 If financing is recalled in advance on the basis of the other circumstances as specified in the Master Contract, Party B’s claim under the Master Contract is not realized or not fully realized.

11.1.3 The situations as stated in Articles 10.5 and 10.6 hereof occur. Party A fails to provide a corresponding guaranty.

11.1.4 Other situations under this Contract, which serve as the basis for Party B to realize right of pledge ahead of time.

11.2 Party B is entitled to request Party A to assist in avoiding right of pledge from being infringed upon by any third party.

11.3 Party B is entitled to obtain the fruits from pledged property.

11.4 Party B is obliged to put pledged property under good custody. The provisions concerning the custody of the pledged property are specified in the “Commodity Financing Pledge Supervision Agreement” signed by and among Party A, Party B and the Supervisor.

11.5 Within the valid term of this Contract, when Party B transfers the principal claim in accordance with law, it shall inform Party A in time.

11.6 Party B shall keep confidential the information of the relevant documents, financial statements and other relevant materials submitted by Party A to perform the obligations under this Contract that are not made available to the public, unless otherwise specified by laws, regulations and financial rules.

11.7 After the proceeds from disposal of the pledged property under this Contract are used to repay all debts within the scope of guaranty of pledge under this Contract, the remaining portion, if any, shall be refunded to Party A.

Article 12 Defaulting Liability

12.1 Where Party A makes false representations and warranties in Article 1 hereof, and thus causing losses to Party B, Party A shall make compensation to Party B.

12.2 After this Contract becomes effective, Party A and Party B shall fully perform the obligations under this Contract. Should either party not perform all or part of the obligations under this Contract, it shall bear the corresponding defaulting liability and compensate for the losses thus incurred to the other party.

12.3 Where Party A’s fault invalidates this Contract, Party A shall compensate all Party B’s losses within the scope of guaranty of pledge.

Article 13 Effectiveness, Change, Rescission and Termination

13.1 This Contract is concluded after it is signed and sealed by Party A and Party B, becomes effective when pledged property is handed over to the Supervisor and warehoused after inspection and the Supervisor issues relevant voucher to Party B and is terminated when all Party B’s claims in Article 4 hereof are discharged.

13.2 This Contract is independent of the Master Contract and shall not be invalidated due to the invalidation of the Master Contract. Should the Master Contract be null and void in whole or in part, the validity of this Contract shall not be thus affected and Party A shall still bear its responsibility for guaranty of pledge under this Contract.

13.3 After this Contract becomes effective, neither party shall change or rescind this Contract. If change or rescission is indeed required, both parties shall reach a written agreement through negotiations, which shall be an integral part of this Contract. This Contract shall remain valid before such written agreement is concluded.

13.4 The change or rescission of this Contract shall not affect each contracting party’s right of claim for compensation. The rescission of this Contract shall not affect the validity of the provisions about settlement of disputes in this Contract.

13.5 The invalidity or unenforceability of any provision of this Contract shall not affect the validity or enforceability of the remaining provisions or the validity of the whole contract.

13.6 No failure on the part of Party B to exercise, partial exercise of or delay in exercising any right under this Contract shall constitute as a waiver or change thereof or of any other right or preclude its further exercise thereof or of any other right.

Article 14 Settlement of Disputes

14.1 Any dispute arising from or out of the performance of or in connection with this Contract shall be first settled by Party A and Party B through negotiations. In case no settlement can be reached, such dispute shall be settled through the way as set forth in Item 14.1.2 below.

14.1.1 Submit the dispute to     /     for arbitration;

14.1.2 Bring a lawsuit with the people’s court in the place where Party B is located.

14.2 During lawsuit or arbitration proceedings, both parties shall continue to perform this Contract except for the provisions in dispute.

Article 15 Other Matters Stipulated by the Parties

15.1

15.2

15.3

Article 16 Annexes

16.1 The annexes attached hereto are an integral part of this Contract and have the same legal effect as this Contract.

16.2 The annexes to this Contract include:

“Pledge Notice”

Article 17 Supplementary Provisions

17.1 This Contract is executed in four 4 originals, with each party hereto holding one 1 original. All originals have the same legal effect.

Party A (seal): CEEG (Nanjing) PV-tech Co., Ltd.		Party B (seal): Industrial and Commercial Bank of China Co., Ltd. Nanjing Hanfu Branch

Legal representative or proxy:	/s/ Lu Tingxiu	Legal representative or proxy:	/s/ Wang Xing

Date:	Date:

No.	Contract No.	Date of Agreement	Main Contract No.	Term of Loan	Pledge ratio
1	43010158-2007 Haifu (Zhi) Zi No.0005	January 26, 2007	43010158 - 2007 Year Hanfu Zi No. 0007	January 26, 2007 to January 25, 2008	49.13%

2	43010158-2007 Haifu (Zhi) Zi No.0013	February 15, 2007	43010158 - 2007 Year Hanfu Zi No. 0017	February 15, 2007 to February 14, 2008	48.24%

3	43010158-2007 Haifu (Zhi) Zi No. 20	March 20, 2007	43010158 - 2007 Year Hanfu Zi No. 0024	March 20, 2007 to March 19, 2008	48.26%